UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.
On December 21, 2021, Apollo Endosurgery, Inc. entered into a Loan and Security Agreement, or the Loan Agreement, by and among Innovatus Life Sciences Lending Fund I, LP, or Innovatus, as collateral agent, the lenders listed on Schedule 1.1 thereto, referred to collectively as the Lenders, and certain of our subsidiaries, as co-borrowers, referred to collectively as the Borrowers. Under the Loan Agreement, Innovatus has agreed to make certain term loans to us and the Borrowers of up to $100 million. We and the Borrowers drew the Term A Loan of $35 million on December 21, 2021, which was used to repay existing indebtedness, as described further below. We and the Borrowers will be eligible to draw the Term B Loan of $15 million between July 1, 2023 and December 31, 2023 and the Term C Loan of $25 million between July 1, 2024 and December 31, 2024, in each case upon the achievement of certain minimum revenue thresholds. We and the Borrowers will be eligible to draw the Term D Loan of $25 million to finance certain approved acquisitions between June 30, 2022 and June 30, 2024. We refer to the term loans collectively as the Term Loans.
The obligations under the Loan Agreement are secured by a perfected security interest in all of our and the Borrowers’ assets except for certain customary excluded property.
The interest rate applicable to outstanding borrowings is equal to the sum of (a) the greater of (i) the Prime Rate or (ii) 3.25% plus (b) 4.00% per annum. The Term Loans are interest only from December 21, 2021 through February 1, 2027, after which we and the Borrowers are required to pay equal monthly installments of principal through December 21, 2027, the maturity date.
Prior to December 21, 2025, the Lenders may elect to convert up to 10.00% of the then-outstanding aggregate principal amount of the Term Loans into shares of our common stock at a fixed conversion price per share of $11.50. This conversion right may only be exercised once by the Lenders. Under certain circumstances, the Lenders may require us to file a registration statement under the Securities Act of 1933, as amended, to register their shares of common stock for resale.
On the funding date of each Term Loan, a facility fee equal to 1.00% of the applicable Term Loan is payable to the Lenders. Prior to December 21, 2022, the Term Loans may only be prepaid in full upon a change in control of our company, with payment of 3.00% prepayment premium. After December 21, 2022, the Term Loans may be prepaid in full through December 21, 2023 with payment of a 2.00% prepayment premium, thereafter through December 21, 2024 with payment of a 1.00% prepayment premium, and thereafter with no prepayment premium. Certain non-utilization fees are payable on the Term B Loan and the Term C Loan subject to the terms and conditions set forth in the Loan Agreement. An additional final payment of 4.00% of the amount of Terms Loans advanced (and not converted) by the Lenders will be due upon prepayment or repayment of the Term Loans in full.
The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions. The Loan Agreement also contains a minimum liquidity covenant, tested on a maintenance basis, and a minimum revenue covenant, tested quarterly commencing the earlier of (a) December 31, 2023 and (b) the funding date of the Term B Loan.
The Loan Agreement also includes customary events of default, including failure to pay principal, interest or certain other amounts when due, material inaccuracy of representations and warranties, violation of covenants, specified cross-default and cross-acceleration to other material indebtedness, certain bankruptcy and insolvency events, certain undischarged judgments, material invalidity of guarantees or grant of security interest, material adverse change and change of control, in certain cases subject to certain thresholds and grace periods. If one or more events of default occurs and continues beyond any applicable cure period, Innovatus may, with the consent of the Lenders holding a majority of the loans and commitments under the facilities, or will, at the request of such Lenders, terminate the commitments of the Lenders to make further loans and declare all of the obligations of us and the Borrowers under the Loan Agreement to be immediately due and payable.
The foregoing description of the Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2021.
Item 1.02    Termination of a Material Definitive Agreement.
Concurrently with our entry into the Loan Agreement, we used the proceeds from borrowings under the Term A Loan as well as cash on hand to prepay in full all outstanding obligations under, and terminated, the Loan and Security Agreement, dated March 15, 2019 and as amended from time to time, with Solar Capital Ltd., or the Solar Term Loan Facility. For a description of the Solar Term Loan Facility, refer to Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as supplemented by Note 8 to our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, as well as the descriptions of the Solar Term Loan Facility under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Term Loan Facility” in each report.
In connection with this prepayment, we paid a total of approximately $38.5 million, which consisted of (i) the remaining principal amount outstanding of $35 million, (ii) a prepayment premium and final fee of $3.15 million, (iii) approximately $180,000 of accrued and unpaid interest, and (iv) the remainder for transaction expenses. There were no material relationships between the us or our affiliates and the other parties to the Solar Term Loan Facility other than in respect of such agreement. Notwithstanding the termination of the Solar Term Loan Facility, we remain obligated to pay an exit fee of approximately $1.9 million upon the earlier to occur of (i) certain exit events specified in the Solar Term Loan Facility or (ii) our achievement of trailing twelve-month revenue of $100 million. If none of these events occurs before December 4, 2030, the obligation to pay the exit fee will terminate.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 3.03    Material Modification to the Rights of Security Holders.
The Loan Agreement imposes restrictions on our ability to declare and pay dividends or make other distributions to holders of our capital stock.
Item 7.01    Regulation FD Disclosure.
On December 21, 2021, we issued a press release announcing, among other things, our entry into the Loan Agreement and repayment of amounts under the Solar Term Loan Facility, which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The press release attached to this report as Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information contained in the press release attached to this report as Exhibit 99.1 shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by us, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Document
99.1	Press Release, dated December 21, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	December 21, 2021
		By:	/s/ Jeffrey Black
		Name:	Jeffrey Black
		Title:	Chief Financial Officer